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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Boards of Directors
Florida Progress Corporation
 and Florida Power Corporation:


We consent to the incorporation by reference in the registration statements No. 33-33520 on Form S-8, No. 33-5134 on Form S-3, No. 33-38349 on Form S-3, No.
333-69237 on Form S-3, No. 333-70679 on Form S-8, No. 333-89685 on Form S-8, No.
333-49920 on Form S-3, No. 333-47910 on Form S-3, and No. 333-52328 on Form S-8
of Progress Energy, Inc. (formerly Carolina Power & Light Company), of our report dated January 20, 2000, except as to paragraph 1 of note 2, which is as of March 3, 2000, with respect to the balance sheets of Florida Progress Corporation and Florida Power Corporation as of December 31, 1999 and 1998, and the related statements of income, cash flows, and common equity and comprehensive income for each of the years in the three-year period ended December 31, 1999, and all related schedules, which report appears in Amendment No. 1 to the Current Report on Form 8-K of Progress Energy, Inc. dated January 22, 2001.



/s/ KPMG LLP

St. Petersburg, Florida
January 22, 2001